                                                            Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 3, 1998, which appears on page 21 of the 1997 Annual Report to Shareholders of Calgon Carbon Corporation, which is incorporated by reference in Calgon Carbon Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the related Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Pittsburgh, PA
May 8, 1998